Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•Registration Statement (Form S-8 No. 333-211458) pertaining to the TravelCenters of America Inc. 2016 Equity Compensation Plan,
•Registration Statement (Form S-8 No. 333-225149) pertaining to the Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan,
•Registration Statement (Form S-8 No. 333-238551) pertaining to the Second Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan,
•Registration Statement (Form S-8 No. 333-256969) pertaining to the Second Amended and Restated TravelCenters of America Inc. 2016 Equity Compensation Plan, and
•Registration Statement (Form S-3 No. 333-253662) and related Prospectus of TravelCenters of America Inc.

of our reports dated March 1, 2023, relating to the consolidated financial statements of TravelCenters of America Inc. and the effectiveness of TravelCenters of America Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
March 1, 2023